             As filed with the Securities and Exchange Commission
                                on May 9, 2000
                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ePresence, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

         MASSACHUSETTS                                            04-2798394
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

120 FLANDERS ROAD, WESTBORO, MASSACHUSETTS                           01581
 (Address of Principal Executive Offices)                         (Zip Code)

                           1992 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              MARK G. BORDEN, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and Address of Agent For Service)
                                 (617) 526-6000
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

     TITLE OF                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
 SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
    REGISTERED          REGISTERED            SHARE                PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Common Stock $.01            1,020,000      $  13.00    (1)     $13,260,000  (1)      $3,500.64
 par value
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 5, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

================================================================================

                    Statement of Incorporation by Reference
                    ---------------------------------------

  This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 3, 4, 6, 7 and 9, of the Registration Statement on Form S-8, File No. 33-50862, filed by the Registrant on August 14, 1992 relating to the Registrant's 1992 Stock Incentive Plan.

  Item 5.  Interests of Named Experts and Counsel
           --------------------------------------

  Not applicable.

  Item 8.  Exhibits
           --------

  The exhibits listed on the Exhibit Index are filed herewith.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westboro, Massachusetts on the 9th day of May, 2000.

                                    ePRESENCE, INC.

                                    By: /s/ William P. Ferry
                                        -------------------------------------
                                        William P. Ferry
                                        President and Chief Executive Officer



                               POWER OF ATTORNEY

  We, the undersigned officers and directors of ePresence, Inc. hereby severally constitute William P. Ferry, Richard M. Spaulding and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ePresence, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                           Date
---------                           -----                           ----
/s/ William P. Ferry                President, Chief Executive      May 9, 2000
------------------------------      Officer and Director
William P. Ferry                    (Principal Executive
                                    Officer)

/s/ Richard M. Spaulding            Senior Vice President, Finance  May 9, 2000
------------------------------      and Treasurer (Principal
Richard M. Spaulding                Financial Officer and
                                    Principal Accounting
                                    Officer)

/s/ John F. Burton                  Director                        May 9, 2000
------------------------------
John F. Burton


/s/ David C. Mahoney                Director                        May 9, 2000
------------------------------
David C. Mahoney


                                    Director
------------------------------


                                    Director
------------------------------


/s/ Fontaine K. Richardson          Director                        May 9, 2000
------------------------------
Fontaine K. Richardson


                                    Director
------------------------------


                                 Exhibit Index
                                 -------------

Exhibit
Number              Description
------              -----------

  4(1) Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant

  5            Opinion of Hale and Dorr LLP

 23.1          Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2          Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included on the signature page of this Registration Statement)

------------------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-49194).